SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                            October 16, 2006

Dalrada Financial Corporation
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(Exact Name of Registrant as Specified in its Charter)

Delaware                                   0-12641                     33-0021693
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(State or Other Jurisdiction                     (Commission                  (IRS Employer
of Incorporation)                                File Number)                Identification No.)

9449 Balboa Avenue, Suite 210, San Diego, CA                                92123
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(Address of Principal Executive Offices)                                        (Zip Code)

Registrant's telephone number, including area code: (858) 277-5300
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(Former Name or Former Address, if Changed Since Last Report)

Item 5.02. Departure of Directors and Principal Officer; Appointment of Directors and Principal Officer

Appointment of New Directors: The following new members were elected at the October 12, 2006 meeting of the Dalrada Financial Corporation’s Board. Of Directors:

1. Paul F. Muscenti is Chairman of the Board of Arizona Bank and Trust in Phoenix, Arizona. He has been in banking since 1960. His background includes service as Chairman of Bank of the Southwest, director of M&I Bank of Arizona, and President and CEO of FIRSTAR Metropolitan Bank and Trust. He holds undergraduate and graduate degrees from The University of Arizona and The University of Washington.

2. Robert T. Baker is President and CEO of Unity Marketing, Inc., a Visa® and MasterCard® merchant processing company and marketer of Unity Bankcard. Previously, he was President/CEO of United Sunburst Solar, a solar energy sales company in Southern California. He is a graduate of San Diego State University.

3. Jim Ellis, is a retired California State Senator, businessman, and naval officer. He served on the San Diego City Council from 1973-1976; in the California State Assembly from 1976-1980; and in the California State Senate from 1980-1988. He served on the California Agricultural Labor Relations Board from 1988-1992. He was founder and President of Pacific Car Rental and Leasing from 1970-1976. Mr. Ellis had a distinguished military career from 1950-1970, earning The Distinguished Flying Cross (2), a Bronze Star, 11 Air Medals, and the Navy Commendation Medal (3). He retired as a Commander from the U.S. Navy in 1970. He holds undergraduate and graduate degrees from the U.S. Naval War College.

Item 9.01  Exhibits

(b)

Exhibit No.	Exhibit
99.1	News Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

s/ Brian Bonar                                            Chairman of the Board of Directors,
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Brian Bonar                                         (Principal Executive Officer)
October 16, 2006

/s/ Eric W. Gaer Director
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Eric W. Gaer
October 16, 2006

/s/ Richard H. Green Director
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Richard H. Green
October 16, 2006

/s/ Stanley Hirschman Director
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Stanley Hirschman
October 16, 2006